Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170173

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

SUPPLEMENT NO. 3 DATED FEBRUARY 23, 2012

TO THE PROSPECTUS DATED AUGUST 15, 2011

This document supplements, and should be read in conjunction with, the prospectus of O’Donnell Strategic Industrial REIT, Inc. (the “Company”), dated August 15, 2011, Supplement No. 1, dated October 6, 2011, and Supplement No. 2, dated November 22, 2011. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of the initial public offering of shares of common stock of the Company;

(2)	an update to certain suitability standards;

(3)	potential real property investments; and

(4)	a revised form of Subscription Agreement.

Status of Our Public Offering

We commenced our initial public offering of 110,526,316 shares of common stock on August 15, 2011. Of these shares, we are offering 100,000,000 shares in a primary offering and 10,526,316 shares pursuant to our distribution reinvestment plan. As of February 22, 2012, we had accepted investors’ subscriptions for and issued no shares of our common stock in the offering. Pursuant to the terms of the offering, we are required to deposit all subscription proceeds in escrow until we receive subscriptions aggregating at least $2,000,000, excluding subscriptions from residents of Pennsylvania and Tennessee. As of February 22, 2012, we had 110,526,316 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until August 15, 2013, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by August 15, 2013, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Suitability Standards

The discussion regarding suitability standards for Kansas investors appearing in the “Suitability” section on page (i) of the Company’s prospectus is superseded in its entirety as follows:

Kansas and Massachusetts—It is recommended by the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division that Kansas and Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments with limited liquidity. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Potential Real Property Investments

Our advisor will from time to time identify certain properties for potential investments. We will supplement the prospectus to describe such properties at such time as a reasonable probability exists that the property will be acquired and the funds to be expended represent a material portion of the net proceeds of the offering. Our disclosure of a proposed acquisition does not guaranty that we will ultimately consummate the acquisition or that the information relating to the probable acquisition will not change prior to closing. Significant conditions to acquiring a potential property may include our ability to raise sufficient proceeds in the offering to pay a portion of the purchase price, securing a joint venture partner and securing debt financing to pay the balance of the purchase price. Such joint venture partners or financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition will, to the extent such information is available, include the following:

•	proposed purchase price, terms and conditions;

•	physical condition, age, curb appeal and environmental reports;

•	location, visibility and access;

•	historical financial performance;

•	tenant rent roll and tenant creditworthiness;

•

lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal, expansion, termination, purchase options, exclusive and permitted uses provisions, assignment and sublease provisions, and co-tenancy requirements;

•	local market economic conditions, demographics and population growth patterns;

•	neighboring properties; and

•	potential for new property construction in the area.

Our advisor has identified certain properties as potential suitable investments for us. Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot make any assurances that the closing of these acquisitions is probable. Moreover, other properties may be identified in the future that we may acquire prior to or instead of the properties described below. The properties currently identified are listed below.

	Proposed Acquisition Date	Year Built	Seller(1)	Approximate Purchase Price(2)	Approximate Compensation

Property					to Affiliates(3)	Initial Yield(4)

Build-to-Suit Industrial Warehouse- Scott, Louisiana	4/16/2012	2012	Cajun FXF, LLC	$7,950,000	$159,000	7.45%
Build-to-Suit Industrial Warehouse- Northborough, Massachusetts	8/1/2012	2012	Hillside FXF, LLC	15,250,000	305,000	7.35%

				$23,200,000	$464,000

(1)	Seller is an unaffiliated third party.

2

(2)	Approximate purchase price does not include acquisition and closing fees, which we expect to be approximately 3.4% of the contract purchase price. See acquisition fees described in note 3 below.
(3)	Amounts include fees payable to our advisor for acquisition fees in connection with the property acquisition.
(4)

Initial yield is calculated as the current annualized rental income for the in-places leases at the respective property divided by the property purchase adjusted for certain seller credits, exclusive of acquisition costs and fees to our advisor or its affiliates. The properties are subject to long-term net leases, pursuant to which the tenant is required to pay substantially all the operating expenses and capital expenditures in addition to base rent. Accordingly, our management believes that the current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

Each property lease is guaranteed by FedEx Corp. (NYSE: FDX), which has an investment grade credit rating as determined by major credit rating agencies. Each property is an industrial warehouse that will serve as a shipping and transportation hub.

	Number of
Property	Tenants	Tenant	Rentable Square Feet	Physical Occupancy

Build-to-Suit Industrial Warehouse - Scott, Louisiana	1	FedEx Freight, Inc.	27,560	100%
Build-to-Suit Industrial Warehouse- Northborough, Massachusetts	1	FedEx Freight, Inc.	31,551	100%

The table below provides leasing information for the major tenants at each property:

Property	Major Tenant(1)	Annual Base Rent	Base Rent per Square Foot	Lease Term		Renewal Options(5)

Build-to-Suit Industrial Warehouse - Scott, Louisiana	FedEx Freight, Inc.	$592,557 (2)	$21.50	April 1, 2012(3)	April 1, 2027	2/5 yr.
Build-to-Suit Industrial Warehouse- Northborough, Massachusetts	FedEx Freight, Inc.	$1,222,953	$35.59	July 15, 2012(4)	July 15, 2027	2/5 yr.

(1)	Major tenants include those tenants that occupy 10% or more of the rentable square feet of the property.
(2)	Reflects annual base rent for years 1 through 5 of the term of the lease. The annual base rent will be $580,557 for years 6 through 15 of the term of the lease.
(3)	The lease term will commence upon the substantial completion of certain improvements of the property by the landlord, which is currently set as April 1, 2012.
(4)	The lease term will commence upon the substantial completion of certain improvements of the property by the landlord, which is currently set as July 15, 2012.
(5)	Represents option renewal/term of each option.

We expect to purchase the properties with proceeds from our ongoing public offering of common stock and debt. In addition, we assumed all of O’Donnell Acquisitions, LLC’s rights in and obligations under two promissory notes, each in the principal amount of $100,100, payable to JDO Family Limited Partnership, an affiliate of O’Donnell Strategic Industrial Advisors, LLC, our external advisor. We may use the properties as collateral in future financings. We believe each property is suitable for its intended purpose as a build-to-suit industrial warehouse and is adequately insured. We do not have any proposed improvements to either property. Each property is newly built and therefore does not have any rental history.

O’Donnell Management Company, an affiliate of our advisor, will have the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay to O’Donnell Management Company 1.5% of the monthly rental revenue.

3

Green Buildings

In anticipation of acquiring each property, and in conjunction with our desire to construct a “green” portfolio, our advisor engaged the services of a Leadership in Energy and Environmental Design (LEED) analyst to provide a detailed review of each property’s features and determine a plan of action where various improvements can be made, so that the properties may be certified under the LEED Green Building Rating System.

Revised Subscription Agreement

A revised form of our Subscription Agreement is attached as Appendix A to this prospectus supplement and supersedes and replaces the Subscription Agreement included as Appendix A to our prospectus.

4

APPENDIX A

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “O’Donnell Strategic Industrial REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution - Special Notice to Pennsylvania Investors” and Tennessee investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Tennessee Investors.”

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Investment Plan by completing an enrollment form that we will provide upon request. Alabama, Arizona, Arkansas, Kansas, Nebraska, Maryland, Maine, North Carolina, South Carolina and Tennessee investors are not eligible to participate in the Automatic Investment Plan. Custodial accounts are also not eligible to participate in the Automatic Investment Plan.

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

Over Please

5. Custodian/ Trustee Information

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if a Kansas or a Massachusetts resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if an Iowa, Kentucky or Oregon resident you must also initial paragraph (9), if a Nebraska resident you must also initial paragraph (10) if a North Dakota resident you must also initial paragraph (11), If a Pennsylvania resident you must also initial paragraph (12), and if a Tennessee resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “O’Donnell Strategic Industrial REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.	Payment may be wired to:

c/o DST Systems, Inc.	UMB Bank, N.A.

P.O. Box 219731	1010 Grand Boulevard, 4th Floor

Kansas City, MO 64121-9731	Kansas City, MO 64106

Toll Free: 888.292.3178	ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:

O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	UMB Bank, N.A.

c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor

P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106

Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695

Toll Free: 888.292.3178	Toll Free: 888.292.3178	Account #: 9871916944

FAO: (Include Account Title)

SUBSCRIPTION AGREEMENT

1. Investment

Amount of Subscription:		State of Sale:
Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee)
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow

2. Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types
(make checks payable to the custodian and send ALL paperwork directly to the custodian)
☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp	as Beneficiary for:
(Will default to S-Corp if nothing is marked)
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**

*All parties must sign.	** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:		DOB:

Investor #2 Name:	SSN/Tax ID:		DOB:

Street Address:

City:		State:	Zip Code:

Optional
Mailing Address:

City:		State:	Zip Code:

Phone (day):		Phone (evening):

E-mail:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:			☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:	Over Please

5. Custodian/ Trustee Information

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement. Custodian/Trustee authorizes the investor to vote the number of shares of common stock of O’Donnell Strategic Industrial REIT, Inc. that are beneficially owned by the investor as reflected on the records of O’Donnell Strategic Industrial REIT, Inc. as of the applicable record date at any meeting of the stockholders of O’Donnell Strategic Industrial REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. O’Donnell Strategic Industrial REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 IRA accounts may not direct distributions without the custodian’s approval.)

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: O’Donnell Strategic Industrial REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MD 64105.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)
☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:		State:	Zip Code:
Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize O’Donnell Strategic Industrial REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify O’Donnell Strategic Industrial REIT, Inc. in writing to cancel it. In the event that O’Donnell Strategic Industrial REIT, Inc. deposits funds erroneously into my account, O’Donnell Strategic Industrial REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:
☐ Through a participating Broker-Dealer	☐ Shares are being purchased net of commissions
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer
*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to O’Donnell Strategic Industrial REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:
(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify O’Donnell Strategic Industrial REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to me. O’Donnell Strategic Industrial REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail:

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐ Owner	☐	Co-Owner	1.	I have received the final Prospectus of O’Donnell Strategic Industrial REIT, Inc. at least five business days before signing the Subscription Agreement.

☐ Owner	☐	Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

☐ Owner	☐	Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

☐ Owner	☐	Co-Owner	4.	I am purchasing the shares for the account referenced in Section 4.

☐ Owner	☐	Co-Owner	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

☐ Owner	☐	Co-Owner	6.	For residents of Alabama only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs and I (we) otherwise meet the suitability standards established by O’Donnell Strategic Industrial REIT, Inc.

☐ Owner	☐	Co-Owner	7.	For residents of Kansas or Massachusetts only: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of O’Donnell Strategic Industrial REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

☐ Owner	☐	Co-Owner	8.	For residents of Maine only : My (our) aggregate investment in this offering and similar direct participation investments may not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

9. Subscriber Signatures, continued

☐ Owner	☐	Co-Owner	9.	For residents of Iowa, Kentucky and Oregon only: My (our) investment in O’Donnell Strategic Industrial REIT, Inc. and all affiliates of O’Donnell Strategic Industrial REIT, Inc. may not exceed 10% of my (our) liquid net worth.

☐Owner	☐	Co-Owner	10.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

☐Owner	☐	Co-Owner	11.	For residents of North Dakota only: In addition to meeting the suitability standards established by O’Donnell Strategic Industrial REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in O’Donnell Strategic Industrial REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

☐Owner	☐	Co-Owner	12.	For residents of Pennsylvania only: my (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

☐Owner	☐	Co-Owner	13.	For residents of Tennessee only: my (our) maximum investment in this offering may not exceed 10% of my (our) liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, O’DONNELL STRATEGIC INDUSTRIAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor :	Date :
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian :	Date :

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raise the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, your should make checks payable to “O’Donnell Strategic Industrial REIT, INC.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution - Special Notice to Pennsylvania Investors” and Tennessee investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Tennessee Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.	Payment may be wired to:
c/o DST Systems, Inc.	UMB Bank, N.A.
P.O. Box 219731	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-9731	Kansas City, MO 64106
Toll Free:888.292.3178	ABA #: 101000695
Account #: 9871917029
FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free:888.292.3178	Toll Free:888.292.3178	Account #: 9871916944
FAO: (Include Account Title)